                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT dated as of October __, 2000 (amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), is made by THE QUIZNO'S CORPORATION, a Colorado corporation (the "Company"), THE QUIZNO'S ACQUISITION COMPANY, a Colorado corporation ("Acquisition"), THE QUIZNO'S LICENSING COMPANY, a Colorado corporation ("Licensing"), THE QUIZNO'S OPERATING COMPANY, a Colorado corporation ("Operating"), THE QUIZNO'S REALTY COMPANY, a Colorado corporation ("Realty"), QUIZNO'S KANSAS, LLC, a Colorado limited liability company ("Kansas"), S&S COMPANY, a Colorado corporation ("S&S"), AMERICAN FOOD DISTRIBUTORS, INC., a Colorado corporation ("Distributors"), CIAO B MANAGEMENT, INC., a Colorado corporation ("Ciao"), QUIZ-DIA, INC., a Colorado corporation ("DIA") and THE QUIZNO'S FRANCHISE COMPANY, a Colorado corporation ("Franchise"), in favor of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "Purchaser" or the "Secured Party"). The Company, Acquisition, Licensing, Operating, Realty, Kansas, S&S, Distributors, Ciao, DIA and Franchise may be individually referred to herein as "Company Party" and collectively referred to herein as the "Company Parties".


                                    RECITALS

         A. Pursuant to that certain Securities Purchase Agreement of even date herewith by and among the Company Parties and Secured Party (including all annexes, exhibits and schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Securities Purchase Agreement"), Secured Party is purchasing from the Company the Securities, all on the terms and subject to the conditions set forth therein.

         B. Each of the Company Parties is either a direct or indirect beneficiary of the funds made available to the Company pursuant to the sale of the Note.

         C. In order to induce Secured Party to purchase the Securities as provided for in the Securities Purchase Agreement, the Company Parties have agreed to enter into this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Secured Party to purchase the Securities under the Securities Purchase Agreement, the parties agree as follows:


         1. Definitions. Unless otherwise defined herein, capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.










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In addition, the following terms shall have the following respective meanings:

                  "Account Debtor" means any Person who is obligated under an Account.

                  "Accounts" means all now existing and future: (a) accounts (as defined in the UCC) and any and all other receivables (whether or not specifically listed on schedules furnished to the Purchaser), including, without limitation, all accounts created by or arising from all of their sales of goods or rendition of services to their customers, and all accounts arising from sales or rendition of services made under any of their trade names or styles, or through any of their divisions; (b) any and all instruments (as defined in the UCC), documents (as defined in the UCC), contract rights (as defined in the UCC) and chattel paper (as defined in the UCC); (c) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (e) reserves and credit balances arising hereunder; (f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing; and (h) cash and non-cash proceeds of any and all the foregoing.

                  "Collateral" means all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles and Other Collateral of the Company Parties, whether now existing or hereafter acquired, and whether owned by, consigned to, held by, or under the care, custody, or control of any Company Party and the products, profits, and rents of, dividends or distributions on, accessions to, and all Proceeds of any of the foregoing, regardless of whether the foregoing, or any portion of it, constitutes property as to which the UCC provides for the perfection of a Lien, and all rights and remedies applicable to such property, but excluding, in all events, Hazardous Materials. Notwithstanding the foregoing, "Collateral" shall not include any of the foregoing that is subject to a valid Lien in favor of any Bank pursuant to Refinancing Indebtedness or any Bank Credit Documents; provided, however, that no Lien shall be granted in any collateral of any Company Party which would be prohibited by the terms of any Refinancing Indebtedness or any Bank Credit Documents, and provided further, however, that upon the occurrence of a Released Lien or a New Subsidiary or New Assets, pursuant to Section 9.15 of the Securities Purchase Agreement, such asset or property or subsidiary shall become part of the Collateral and shall be subject to this Agreement, subject to the provisions of Section 9.15(e) of the Securities Purchase Agreement. In such event, the Company Parties shall execute and deliver to the Purchaser such other agreements, instruments, approvals or other documents as may be requested by the Purchaser in order to create, perfect, establish, and maintain the first priority (subject only to the remaining Liens, if any, of a Bank, or Liens granted pursuant to Refinancing Indebtedness) of any Lien in favor of the Purchaser to effect the intent that, subject to certain exceptions contained in this Agreement, the other Collateral Documents and the Securities Purchase Agreement, all Company Parties and all Subsidiaries shall be bound by all of the terms, covenants and agreements contained in this Agreement and that all property and assets of all Company Parties and all Subsidiaries shall be collateral for the Obligations.

                  "Deposit Account" means any demand, time, savings, passbook or similar account maintained by any Person with any other bank or financial institution.

                  "Documents of Title" shall mean all now existing and future documents (as defined in the UCC) including, without limitation all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

                  "Environmental Laws" means any and all federal, state, local, and municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, environmental protection matters, including Hazardous Materials, as now or hereafter in effect.

                  "Equipment" shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and Fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all cash and noncash proceeds of any and all the foregoing.

                  "Fiscal Month" means any of the monthly accounting periods of each of the Company Parties.

                  "Fixtures" means "fixtures," as such term is defined in the UCC, now owned or hereafter acquired wherever located.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent with past practices.

                  "General Intangibles" shall have the meaning set forth in the UCC and shall include, without limitation, all present and future right, title and interest in and to all tradenames, Trademarks, Patents, Intellectual Property Collateral (as defined in the Grant of Security Interest in Patents, Trademarks and Licenses), licenses, goodwill, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

                  "Hazardous Material" means any substance, material, or waste, the generation, handling, storage, treatment, or disposal of which is regulated by any Governmental Authority, or forms the basis of liability under any Environmental Law in any jurisdiction in which any Company Party has owned, leased, or operated real property or disposed of hazardous materials.

                  "Inventory" means all present and hereafter acquired inventory (as defined in the UCC) including, without limitation all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production - from raw materials through work-in-process to finished goods - and all cash and noncash proceeds of the foregoing.

                  "License" means any license under any written agreement now owned or hereafter acquired by any Person granting the right to use any intellectual property or other license of rights or interests now held or hereafter acquired by any Person.

                  "Liens" shall have the meaning defined in the Securities Purchase Agreement.

                  "Other Collateral" shall mean all now owned and hereafter acquired Deposit Accounts; all cash and other monies and property; all now owned and after acquired investment property (as such term is defined in the UCC)(including all securities whether certificated or uncertificated, security accounts and security entitlements); all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.

                  "Patents" shall mean all present and hereafter acquired patents and/or patent rights and all cash and non-cash proceeds thereof.

                  "Permitted Liens" shall have the meaning defined in the Securities Purchase Agreement.

                  "Proceeds" means "proceeds," as such term is defined in the UCC, in any form including, without limitation: (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to any Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of any Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority); (c) any claim of any Person against third parties for past, present, or future infringement or dilution of any intellectual property or for injury to the goodwill associated with any intellectual property; (d) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any Collateral; and (e) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

                  "Secured Obligations" mean any and all "Obligations to Purchaser" (as such term is defined in the Securities Purchase Agreement), and all covenants and duties regarding such amounts, of any kind or nature, present or future, contingent or liquidated, whether or not evidenced by any note, agreement or other instrument, the payment or performance of which is provided for or arises now or hereafter under or in connection with the Securities Purchase Agreement or any other Investment Document.

                  "Subsidiary" means each of Acquisition, Licensing, Operating, Realty, Kansas, S&S, Distributors, Ciao and DIA, and any other of the Company's or their present and future subsidiaries of which more than twenty-five percent (25.0%) of the total voting power of Capital Stock entitled to vote (without regard to the occurrence of any contingency) in the election of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such Subsidiary.

                  "Supporting Obligations" means "supporting obligations," as such term is defined in the UCC in those jurisdictions in which such definition has been adopted, now owned or hereafter acquired by any Person.

                  "Trademarks" shall mean all present and hereafter acquired trademarks and/or trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of Secured Party's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

         2. Assignment and Grant of Security. Each Company Party hereby assigns and pledges to Secured Party and hereby grants to Secured Party a security interest (subject, as to priority, only to those Permitted Liens that would be prior to Secured Party's Lien as a matter of law or as otherwise provided in the Securities Purchase Agreement) in, the entire right, title and interest of such Company Party in and to the Collateral.

         3. Security for Secured Obligations. This Agreement creates a security interest (subject, as to priority, only to those Permitted Liens that would be prior to Secured Party's Lien as a matter of law or as otherwise provided in the Securities Purchase Agreement) in and to the Collateral, securing the payment and performance of any and all Secured Obligations now or hereafter existing of any of the Company Parties or any other Person. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by any of the Company Parties or any other Person to Secured Party, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding under any Bankruptcy Law involving any of the Company Parties or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of any of the Company Parties or any other Person under any Bankruptcy Law).

         4. Company Parties Remain Liable. Anything herein to the contrary notwithstanding, (a) until the Secured Obligations have been fully and finally paid in cash, the

Company Parties shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of their duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release the Company Parties from any duties or obligations under the contracts and agreements included in the Collateral unless expressly and specifically agreed to by Secured Party in writing, and (c) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of the Company Parties thereunder or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. All rights and security interests of Secured Party in the Collateral shall be absolute and unconditional, irrespective of:
(i) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from terms of the Note or any other Investment Document; (iii) any exchange, release or non-perfection of any Collateral for all or any of the Secured Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to any pf the Company Parties, or a discharge of any of the Company Parties obligations, with respect to the validity or enforceability of a security interest to the Collateral.

         5. Agreement With Respect to Collateral. Each of the Company Parties and Secured Party agrees that to the extent that any of the Collateral may be deemed to be a Fixture as opposed to Equipment, Inventory or any other form of Collateral that may be perfected by the filing of a UCC financing statement, it is the intention of each of these parties that such Collateral be deemed to be Equipment, Inventory or any other form of Collateral that may be perfected by the filing of a UCC financing statement and such Collateral not be deemed to be a Fixture.

         6. Guarantor Provisions.

                  (a) In the event that any Subsidiary by the application of law is treated as a guarantor of the Secured Obligations instead of a direct obligor, the provisions of this Section 6 shall apply. Such Subsidiary hereby irrevocably waives:

                           (i) the legality, validity or enforceability of this
guaranty, the Note or any other Investment Document, any of the Guarantied Obligations, any Lien or any Collateral;

                           (ii) any defense (other than payment), set-off or
counterclaim that may at any time be available to such Subsidiary or any other Company Party against, and any right of setoff at any time held by, Secured Party;

                           (iii) any acts of commission or omission of any kind
at any time on the part of Secured Party with respect to any matter whatsoever;

                           (iv) the liquidation or dissolution of such
Subsidiary or any other Company Party, any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or similar event or proceeding with respect to such Subsidiary or any other Company Party, or any action taken by any trustee or receiver of such Subsidiary or any other Company Party or by any court or any proceeding with respect to such Subsidiary or any other Company Party;

                           (v) any change of ownership of the Capital Stock of
such Subsidiary or any other Company Party, or any change in the relationship between any Subsidiary and such Subsidiary (including, without limitation, the termination of such relationship);

                           (vi) any assignment or other transfer, in whole or in
part, of Secured Party's interest in and rights under the Securities Purchase Agreement, the Note or any other Investment Document, including this Agreement, or of the Beneficiary's interest in the Guarantied Obligations, the Obligations or the Collateral;

                           (vii) any cancellation, renunciation or surrender of
any pledge, guaranty or any debt instrument evidencing the Obligations or the Guarantied Obligations; or

                           (viii) any other circumstance whatsoever (with or
without notice to or knowledge of any Subsidiary or any other Company Party), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of such Subsidiary or any other Company Party, in bankruptcy or in any other instance.

                           (ix) the right to require Secured Party to proceed
against any other Subsidiary or any other Company Party, to proceed against or exhaust any Collateral or to pursue any other remedy in Secured Party's power whatsoever, and the right to have the property of any other Subsidiary or any other Company Party first applied to the discharge of the Guarantied Obligations;

                           (x) all rights and benefits under Section 2809 of the
California Civil Code and any similar Applicable Laws purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

                           (xi) the benefit of any statute of limitations
affecting the Guarantied Obligations or such Subsidiary's liability hereunder and under Section 359.5 of the California Code of Civil Procedure and any similar Applicable Laws;

                           (xii) any requirement of marshaling or any other
principle of election of remedies and all rights and defenses arising out of an election of remedies by Secured Party, even though that election of remedies, such as non-judicial foreclosure with respect to the security for a guarantied obligation, has destroyed any Subsidiary's rights of subrogation and reimbursement against any other Subsidiary;

                           (xiii) any right to assert against Secured Party any
defense (legal or equitable), set-off, counterclaim and other right that any Subsidiary may now or any time hereafter have against any other Subsidiary or any other Company Party;

                           (xiv) presentment, demand for payment or performance
(including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this guaranty, and all other notices of any kind;

                           (xv) any rights, defenses and other benefits that any
Subsidiary may have by reason of any failure of Secured Party to hold a commercially reasonable public or private foreclosure sale or otherwise to comply with Applicable Laws in connection with a disposition of Collateral;

                           (xvi) all defenses that at any time may be available
to any Subsidiary by virtue of any valuation, stay, moratorium or other law now or hereafter in effect, and ALL RIGHTS AND DEFENSES THAT ARE OR MAY BECOME AVAILABLE TO SUCH SUBSIDIARY BY REASON OF SECTIONS 2787 TO 2855, INCLUSIVE, AND
SECTION 3433 OF THE CALIFORNIA CIVIL CODE, AND ANY SIMILAR APPLICABLE LAWS; or

                           (xvii) any failure, omission, delay or lack of
diligence on the part of Secured Party to enforce, assert or exercise any right, power or remedy conferred on Secured Party in respect of the Guarantied Obligations.

         Any payment by any Company Party or other circumstance that operates to toll any statue of limitations applicable to such Company Party shall also operate to toll the statute of limitations applicable to each Subsidiary. When making any demand hereunder (including by commencement or continuance of any legal proceeding), Secured Party may, but shall be under no obligation to, make a similar demand on all Subsidiaries or other Company Parties, and any failure by Secured Party to make any such demand shall not relieve any Subsidiary of its obligations hereunder.

         WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH SUBSIDIARY WAIVES ALL RIGHTS AND DEFENSES THAT IT MAY HAVE BECAUSE THE GUARANTIED OBLIGATIONS OF ANY OTHER SUBSIDIARY OR COMPANY PARTY IS NOW, OR MAY HEREAFTER BE, SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS, THAT: (1) SECURED PARTY MAY COLLECT FROM SUCH SUBSIDIARY WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY THE COMPANY; (2) IF SECURED PARTY FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY THE COMPANY: (A) THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE

PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; (B) SECURED PARTY MAY COLLECT FROM SUCH SUBSIDIARY EVEN IF SECURED PARTY , BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT SUCH SUBSIDIARY MAY HAVE TO COLLECT FROM THE COMPANY. THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES ANY SUBSIDIARY MAY HAVE BECAUSE THE COMPANY'S DEBT IS NOW, OR HEREAFTER MAY BE, SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON SECTIONS 580a, 580b, 580d, OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND ANY SIMILAR APPLICABLE LAWS.

         IN ADDITION, SUCH SUBSIDIARY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY SECURED PARTY, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTIED OBLIGATION, HAS DESTROYED SUCH SUBSIDIARY'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHERWISE.

                  (b)  Subrogation; Certain Agreements.

                           (i) Each Subsidiary hereby expressly consents and
agrees that it will not exercise any rights that it may now or hereafter have against any other Subsidiary or Company Party that arise from the existence, payment, performance or enforcement of any Subsidiary's obligations under this guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of Secured Party against any other Subsidiary or any other Company Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Subsidiary or other Company Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right. If any amount shall be paid to any Subsidiary in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guarantied Obligations and all other amounts payable under this guaranty, such amount shall be held in trust for the benefit of Secured Party and shall forthwith be paid to Secured Party to be credited and applied to the Guarantied Obligations and all other amounts payable under this guaranty, whether matured or unmatured, in accordance with the terms of this guaranty, or to be held as collateral for any Guarantied Obligations or other amounts payable under this guaranty thereafter arising. If (i) any Subsidiary shall make a payment to Secured Party of all of the Guarantied Obligations or
(ii) all of the Guarantied Obligations and all other amounts payable under this guaranty shall be paid in full in cash, Secured Party will, at the Subsidiary's request and expense, execute and deliver to the Subsidiary appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Subsidiary of an interest in the

Guarantied Obligations resulting from such payment by the Subsidiary.

                           (ii) Each Subsidiary assumes the responsibility for
being and keeping itself informed of the financial condition of any other Subsidiary or other Company Party and of all other circumstances bearing upon the risk of non-payment of the Guarantied Obligations that diligent inquiry would reveal, and agrees that Secured Party shall have no duty to advise any Subsidiary of information regarding such condition or any such circumstances.

                           (iii) Each Subsidiary agrees that the Note and books
and records of Secured Party showing the account between Secured Party and any other Subsidiary shall be admissible in any action, suit or other proceeding and shall constitute prima facie proof of the item therein set forth. Each Subsidiary agrees that it shall be bound by each and every ruling, order and judgment obtained by Secured Party against any other Subsidiary or other Company Party in respect of the Guarantied Obligations, whether or not such Subsidiary is a party to, or has received notice of, such action, suit or other proceeding in which such ruling, order or judgment is issued or rendered.

         7. Representations and Warranties. The Company Parties represent and warrant, jointly and severally, with respect to each of them and the Collateral, as follows:

                  (a) Except as specifically disclosed in the most recent schedule of Accounts delivered to Secured Party (i) each Account arises out of a bona fide sale and delivery of goods or rendition of services by a Company Party in the ordinary course of business and is not evidenced by a judgment, instrument or chattel paper; (ii) there are no known setoff, claims, or disputes existing or asserted with respect thereto and none of the Company Parties has agreed or will agree with the applicable Account Debtor without Secured Party's consent to (A) any deduction therefrom, (B) any extension of time for the payment thereof, (C) any compromise or settlement for less than the full amount thereof, or (D) any release, in whole or in part, of any Person liable therefor, except as to all of the foregoing deductions, extensions, compromises, settlements, or releases allowed by any Company Party in the ordinary course of its business and disclosed to Secured Party; provided, that the aggregate amount of such deductions, extensions, compromises, settlements, or releases shall not exceed $10,000 in any Fiscal Month; (iii) there are no facts, events, or occurrences that any of the Company Parties know or should know that in any way impair the validity, collectibility, or enforceability thereof or tend to reduce the amount payable thereunder as reflected on the invoices, statements, and schedules of Accounts delivered to Secured Party with respect thereto, or that might result in any material adverse change in the financial condition of the applicable Account Debtor or the collectibility thereof; and (iv) none of the Company Parties has knowledge that the applicable Account Debtor is unable generally to pay its debts as they become due.

                  (b) The amounts reflected on all records, invoices, statements, and schedules of Accounts with respect thereto (i) to the knowledge of each Company Party, are actually and absolutely owing to the Company Party as indicated thereon and (ii) are not in any way contingent.





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

                  (c) No payments have been made on any Account.

                  (d) To the best of each Company Party's knowledge, the applicable Account Debtor has the capacity to contract.

                  (e) (i) All Inventory of any of the Company Parties (A) is, and will continue to be, located at one of the locations set forth on Schedule 1 or (B) is being shipped directly to a customer of a Company Party and such Inventory is scheduled to arrive at its destination within 15 days after shipment or between two of the locations set forth on Schedule 1, (ii) such Inventory has not been consigned to any Person, (iii) such Inventory has been and will be produced in compliance with all Applicable Laws, including the minimum wage and overtime pay provisions of the Fair Labor Standards Act, (iv) each Company Party has good, indefeasible, and merchantable title to its Inventory and such Inventory is not subject to any Lien or document whatsoever except for Liens to Secured Party and other Permitted Liens, (v) all Inventory of each Company party is not subject to any licensing, patent, royalty, trademark, trade name, or copyright agreements with any third parties that would require any consent of any third party upon sale or disposition thereof or the payment of any monies to any third party as a condition precedent to any such sale or other disposition, and (vi) the completion of manufacture, sale, or other disposition of all Inventory of each Company Party by Secured Party following a Default or Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Company Party is a party or to which any of its property is subject.

                  (f) The chief place of business and chief executive office of each Company Party and the office where each Company Party keeps all of its records concerning the Accounts, is set forth on Schedule 2.

                  (g) All chattel paper, promissory notes or other instruments evidencing the Accounts have been pledged to Secured Party.

                  (h) Each Company Party is the legal and beneficial owner of, or has valid leasehold title to, the Collateral pledged by it free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement (other than Liens to the Bank under the Bank Credit Agreement and Permitted Liens). No effective financing statement or other similar document used to perfect and preserve a security interest under Applicable Laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (i) in respect of Liens to the Bank under the Bank Credit Agreement and Permitted Liens and (ii) in favor of Secured Party relating to this Agreement. As of the date hereof, each Company Party operates under the trade names set forth on Schedule 3 hereto (and no others). Each Company Party (including any corporate or partnership predecessor) has not existed or operated under any name other than as stated on Schedule 3.

                  (i) Each Company Party has possession and/or control of the Equipment and Inventory pledged by it hereunder.

                  (j) This Agreement creates a valid and continuing security interest (subject, as to priority, only to those Permitted Liens that would be prior to Secured Party's Lien as a matter of law or as otherwise provided in the Securities Purchase Agreement) in the Collateral, securing the payment of the Secured Obligations which upon filings and other necessary actions to perfect such security interest (subject, as to priority, only to those Permitted Liens that would be prior to Secured Party's Lien as a matter of law or as otherwise provided in the Securities Purchase Agreement) will create a perfected security interest in such Collateral. This Agreement is a valid, binding and enforceable obligation of each Company Party. Upon filing the necessary financing statements, Secured Party's Lien (i) is prior to all other Liens except those Permitted Encumbrances that would be prior to Secured Party's Lien as a matter of law, and (ii) is enforceable as such as against creditors of, and purchasers from, each Company Party and as against any purchaser of real property where any of the Fixtures or Equipment are located and any future creditor obtaining a Lien on such real property. Upon filing of necessary financing statements, all such action as is necessary in law has been taken (i) to establish and perfect Secured Party's Lien in each item of the Collateral, and (ii) to entitle Secured Party to exercise the rights and remedies provided in each of this Agreement, the other Investment Documents and the UCC. None of the Company Parties shall at any time take any action which shall cause this section to become not true and correct, and each Company Party shall at all times take all such action as may be necessary to cause this section to remain true and correct. If, at any time, there are Liens on any Collateral, other than Permitted Liens or Liens granted to Secured Party, each Company Party shall use its best efforts to remove such conflicting Liens within 30 days thereafter and, in any event, shall remove such conflicting Liens within 60 days thereafter.

                  (k) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority that has not been obtained, made or given is required (i) for the pledge by each Company Party of the Collateral pledged by it hereunder, for the grant by each Company Party of the security interest granted hereby or for the execution, delivery or performance of this Agreement by each Company Party, (ii) as to Collateral with respect to which Liens may be perfected by such filings, for maintenance of the pledge, assignment and security interest created hereby or for the perfection of the pledge, assignment and security interest created hereby by filing a UCC-1 financing statement centrally, other than the filing of appropriate continuation statements, or (iii) except as otherwise provided by law, for the exercise by Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

                  (l) Each Company Party possesses all material licenses and permits, including but not limited to all applicable certificates of occupancy, licenses and permits and all health and sanitation permits, required for the operations of its business.

                  (m) Schedule 4 hereto is a complete and correct list of all
(i) deposit accounts (demand, time, special or other) maintained by or in which any Company Party has an interest and correctly describes the financial institution in which such account is maintained (including the specific branch), the address and ABA number of such institution, the officer of such institution having primary responsibility for such accounts, the account number and type (as supplemented from time to time by each Company Party by written notice to Secured Party) and (ii) chattel paper, promissory notes and other instruments in which any Company Party has an interest.

         8. Further Assurances.

                  (a) Unless this requirement is specifically waived in writing by Secured Party, each Company Party agrees to promptly obtain the necessary consent to or waiver of such restriction from any Person so as to enable such Company Party to effectively grant to Secured Party a security interest under this Agreement.

                  (b) Each Company Party agrees that from time to time, at the expense of such Company Party, such Company Party will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby, and the priority thereof, or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, upon written request by Secured Party, each Company Party will: (i) mark conspicuously each chattel paper, and, at the request of Secured Party, each of its records pertaining to the Collateral with the following legend:

         THIS INSTRUMENT IS SUBJECT TO A SECURITY INTEREST AND LIEN PURSUANT TO A SECURITY AGREEMENT DATED OCTOBER __, 2000 (THE "SECURITY AGREEMENT") MADE BY THE COMPANY PARTIES (AS DEFINED IN THE SECURITY AGREEMENT), IN FAVOR OF LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P. , AS SECURED PARTY.

or such other legend, in form and substance satisfactory to and as specified by Secured Party, indicating that such Account or Collateral is subject to the pledge, assignment and security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument or be chattel paper, deliver and pledge to Secured Party hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party; and (iii) execute and file such financing or continuation statements, or amendments thereto and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

                  (c) Each Company Party hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the

Collateral without the signature of such Company Party where permitted by Applicable Law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Applicable Law.

                  (d) Each Company Party will furnish to Secured Party from time to time statements and schedules (including Schedules to this Agreement) further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request in writing, all in reasonable detail. Each Company Party will promptly furnish to Secured Party a copy of each new or renewal, restatement or modification of any agreement included in Collateral.

                  (e) Each Company Party shall not establish or maintain any deposit or similar bank account not listed on Schedule 4 hereto unless Secured Party receives thirty (30) days prior written notice thereof.

                  (f) In addition to such other information as shall be specifically provided for herein, each Company Party agrees that such Company Party shall permit such site visitations and inspections and furnish to Secured Party such other information with respect to the Collateral as Secured Party may reasonably request from time to time in connection with the Collateral, or the protection, preservation, maintenance or enforcement of the security interest or the Collateral as provided pursuant to the terms of the Securities Purchase Agreement.

         9. Equipment, Fixtures and Inventory.

                  (a) Each Company Party shall keep the Equipment, Fixtures and Inventory pledged by it hereunder (other than Inventory sold in the ordinary course of business or in transit between two permitted locations) at the places therefor specified herein or, upon thirty days' prior written notice to Secured Party, at such other places in such jurisdictions where all action required by
Section 7 herein shall have been taken with respect to the Equipment and Inventory.

                  (b) Each Company Party shall maintain or cause to be maintained all their material properties necessary to the conduct of their business (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all reasonably necessary repairs, renewals, replacements, additions, betterments and improvements thereto.

                  (c) Each Company Party shall pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or its income or properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of their properties, except those Taxes, assessments, charges or levies contested by such Company Party diligently in good faith, and for which adequate reserves have been established in accordance with GAAP. Each Company Party shall timely file all information returns required by federal, state or local Tax authorities.

         10 Insurance. Each Company Party shall maintain insurance from responsible companies in accordance with Section 9.8 of the Securities Purchase Agreement. Each Company Party shall promptly furnish to Secured Party evidence of such insurance in form and content satisfactory to Secured Party. If a Company Party fails to perform or observe any applicable covenants as to insurance on any of such Collateral, Secured Party may at its own option obtain insurance on only Secured Party's interest in such Collateral, any premium thereby paid by Secured Party to become part of the Secured Obligations, bear interest as provided in the Securities Purchase Agreement. In the event Secured Party maintains such substitute insurance, the additional premium for such insurance shall be due upon written demand and payable by the Company Parties, jointly and severally, to Secured Party in accordance with any notice delivered to the Company Parties by Secured Party. Each Company Party hereby grants Secured Party a security interest in any refunds of unearned premiums in connection with any cancellation, adjustment or termination of any policy of insurance, required by Secured Party and in all proceeds of such insurance and hereby appoints Secured Party its attorney-in-fact to endorse any check or draft that may be payable to any Company Party in order to collect such refunds or proceeds. Any such sums collected by Secured Party shall be credited, except to the extent applied to the purchase by Secured Party of similar insurance to any amounts then owing on the Secured Obligations in accordance with the Securities Purchase Agreement.

         11 Place of Perfection; Records; Collection of Accounts, Chattel Paper and Instruments.

            (a) Each Company Party shall keep its chief place of business and chief executive office and the office where it keeps its records concerning accounting books and records, and the originals of all Accounts (until delivered to Secured Party), at the location therefor specified in Section 6(a) herein and such Company Party shall have given written notice thereof to Secured Party no later than thirty days prior to the moving thereto. Each Company Party will hold and preserve such records and Accounts and will permit representatives of Secured Party to inspect and make abstracts from and copies of such records and Accounts as provided in the Securities Purchase Agreement. Each Company Party shall deliver to Secured Party all Accounts to be held by Secured Party as Collateral.

            (b) (i) Except as otherwise provided in this section, each Company Party shall continue to collect, at its own expense, all amounts due or to become due such Company Party under all Accounts or Documents of Title. In connection with such collections, each Company Party may take (and, at Secured Party's direction, shall take) such action as such Company Party or Secured Party may deem reasonably necessary or advisable to enforce collection of the Accounts or Documents of Title; provided, however, that Secured Party shall have the right (upon a Default or Event of Default which is continuing) (without notice to any Company Party) to notify the account debtors or obligors under any Accounts or Documents of Title of the assignment of such Accounts or Documents of Title to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Company Party thereunder directly to Secured Party and, at the expense of such Company Party, to enforce collection of any such Accounts or Documents of Title and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Company Party might have done.

            (ii) Subject to the following sentence, upon prior notice to any Company Party (unless a Default or an Event of Default has occurred and is continuing in which case no notice is necessary), Secured Party shall have the right, at such Company Party's expense, no more than twice in any 12-month period (unless such a Default or an Event of Default has occurred and is continuing in which case no such limitation shall be in effect) to make test verifications of the Accounts and physical verifications and appraisals of any other Collateral in any manner and through any medium that Secured Party considers advisable, and such Company Party agrees to furnish all such assistance and information as Secured Party may require in connection therewith. Secured Party may at any time, in Secured Party's own name, in any Company Party's name or otherwise, communicate with Account Debtors, parties to contracts and obligors in respect of Documents of Title to verify with such Persons, to Secured Party's satisfaction, the existence, amount and terms of any such Accounts, Documents of Title or contracts. Each Company Party, at its own expense, shall cause its independent certified public accountants to deliver to Secured Party the results of any confirmation of all or any portion of the Accounts or Documents of Title and any physical verifications and reconciliations of all or any portion of the other Collateral made or observed by such accountants when and if any such confirmation, verification or reconciliation is conducted in connection with annual audit procedures. Upon the occurrence and during the continuation of a Default or an Event of Default, each Company Party, promptly upon Secured Party's request, at such Company Party's own expense, shall prepare and deliver to Secured Party the following reports:
(a) a reconciliation of all Accounts; (b) an aging of all Accounts; (c) an aged receivable trial balance; (d) test verifications of such Accounts as Secured Party may request; (e) a schedule of all Inventory; (f) a schedule of all Equipment; (g) a schedule of all contracts; (h) a schedule of all Indebtedness, including, but not limited to, purchase money indebtedness (i) a schedule of all Documents of Title and (j) a schedule of all Licenses.

            (iii) After the occurrence of a Default or Event of Default that is continuing, all amounts and proceeds received by any Company Party in respect of the Accounts or Documents of Title shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Company Party and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (a) released to such Company Party so long as no Default or Event of Default shall have occurred and be continuing or (b) if any Default or Event of Default shall have occurred and be continuing, applied as provided herein. Each Company Party shall not without the written consent of Secured Party adjust, settle or compromise the amount or payment of any Account or Documents of Title, release wholly or partly any account debtors or obligor thereof, or allow any credit or discount thereon except as provided in Section 6(a).

         12 Transfers and Other Liens: Name Changes. Each Company Party shall not (a) sell, assign (by operation of Applicable Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted in Sections 10.9(d) and 10.9(e) of the Securities Purchase Agreement; or (b) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement, Liens to any Bank under any Bank Credit Agreement or Refinancing Indebtedness and Permitted Liens. Each Company Party shall not change its name.

         13 Secured Party Appointed Attorney-in-Fact. Each Company Party hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Company Party and in the name of such Company Party or in its own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to Secured Party the power and right, on behalf of such Company Party, without notice to or assent by Secured Party, upon the occurrence and during the continuation of a Default or an Event of Default (except as otherwise provided below), to do the following, all at the Company Parties' expense:

            (a) regardless of whether a Default or an Event of Default has occurred or is continuing, continue any insurance policies existing pursuant to the terms of this Agreement or maintained pursuant to the terms of any Investment Document should any Company Party fail to do so, and pay all or any part of the premiums therefor and the costs thereof;

            (b) in the name of any Company Party, in its own name or otherwise, take possession of, endorse and receive payment of any checks, drafts, notes, acceptances, or other Accounts for the payment of monies due under any Collateral;

            (c) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral;

            (d) ask, demand, collect, receive and give acquittances and receipts for any and all money due or to become due under any Collateral;

            (e) pay or discharge any charges or Liens levied or placed on or threatened against the Collateral;

            (f) effect any repairs or obtain any insurance called for by the terms of the any Investment Document and pay all or any part of the premiums therefor and costs thereof;

            (g) direct any party liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder, directly to Secured Party or as Secured Party shall direct;

            (h) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications and notices in connection with accounts and other documents or instruments constituting or related to the Collateral;

            (i) settle, compromise or adjust any suit, action or proceeding described in this section and, in connection therewith, give such discharges or releases as Secured Party may deem appropriate;

            (j) file any claim or task or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such monies due under any Collateral whenever payable;

            (k) commence and prosecute any suits, actions or proceedings at law or in equity in any court to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

            (l) defend any suit, action or proceeding brought against any Company Party with respect to any Collateral if such Company Party does not defend such suit, action or proceeding or if Secured Party believes that such Company Party is not pursuing such defense in a manner that will minimize the loss with respect to such Collateral and Secured Party's security interest therein;

            (m) license or, to the extent permitted by an applicable license, sublicense, whether general, specific or otherwise and whether on an exclusive or non-exclusive basis, any Intellectual Property Collateral throughout the world on such terms and conditions and in such manner as Secured Party shall, in its sole discretion, determine; and

            (n) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option, at any time or from time to time, all acts and other things that Secured Party deems necessary to perfect, preserve or realize upon the Collateral and Secured Party's Lien therein in order to effect the intent of this Agreement, all as fully and effectively as each Company Party might do.

     AFTER THE OCCURRENCE OF A DEFAULT OR EVENT OF DEFAULT THAT IS CONTINUING, EACH COMPANY PARTY HEREBY IRREVOCABLY GRANTS TO SECURED PARTY SUCH COMPANY PARTY'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF A DEFAULT OR EVENT OF DEFAULT WHICH IS CONTINUING) TO VOTE ANY SECURITIES COLLATERAL AND APPOINTS SECURED PARTY SUCH COMPANY PARTY'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF SUCH COMPANY PARTY UNDER THIS AGREEMENT AND TO EXERCISE ALL OF SECURED PARTY'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK

     POWER AND SIMILAR POWER NOW OR THEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

         14 Secured Party May Perform. Upon and during the continuance of a Default or Event of Default, if any Company Party fails to perform or comply with any agreement contained herein or in any Investment Document, Secured Party may itself perform, or cause performance of, or compliance with, such agreement, and the expenses of Secured Party incurred in connection therewith, together with applicable interest thereon at the rate then in effect under the terms of the Note, shall be payable by the Company Parties under Section 16 herein.

         15 Secured Party's Duties. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Except as provided in this section, Secured Party shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Secured Party, and Secured Party shall not be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify any Company Party of any decline in the value of any Collateral.

         16 Remedies. If any Default or Event of Default shall have occurred and be continuing, each Company Party agrees that:

            (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC in effect in the state in which the Collateral is located at that time (whether or not the UCC applies to the affected Collateral), and also may (i) require any Company Party to, and each Company Party hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties or (ii) without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon any Company Party or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived by each Company Party to the maximum extent permitted by the UCC and other applicable law), forthwith enter upon the premises of any Company Party where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving any Company Party notice and opportunity for a hearing on Secured Party's claim or action, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, sell the Collateral or any portion thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, at such prices as it may deem best, for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as Secured Party may deem commercially reasonable. Secured Party shall have the right, upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Secured Party by credit bid the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Company Party hereby releases. Secured Party shall have the right to conduct such sales on any Company Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Secured Party deems necessary or advisable. Each Company Party agrees that, to the extent notice of sale shall be required by Applicable Law, five days' notice to such Company Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Until Secured Party is able to effect a sale, lease, or other disposition of any Collateral, Secured Party shall have the right to use or operate the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party shall have no obligation to any Company Party to take any action to maintain or preserve the rights of such Company Party as against third parties with respect to any Collateral while such Collateral is in the possession of Secured Party. Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party's remedies with respect to such appointment without prior notice or hearing. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 15(b) hereof. The Company Parties shall remain jointly and severally liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, including, but not limited to Section 9504(1)(c) of the UCC (but only after Secured Party has received what Secured Party considers reasonable proof of a subordinate party's Lien), need Secured Party account for the surplus, if any, to any Company Party. The Company Parties shall remain jointly and severally liable for any and all costs and expenses incurred by Secured Party, including, but not limited to, attorneys' fees, to collect such deficiency. To the maximum extent permitted by applicable law, each Company Party waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of Secured Party.

            (b) All cash proceeds received by Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as follows:

     First: To the payment of all out-of-pocket costs and expenses incurred in connection with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and disbursements;

     Second: To the payment of the Secured Obligations as provided in the Securities Purchase Agreement and in such order and in such manner consistent with Applicable Laws as Secured Party in its reasonable discretion shall decide (with the Company Parties remaining jointly and severally liable for any deficiency); and

     Third: To the extent of the balance (if any) of such proceeds, to the payment to the Company Parties or other Person legally entitled thereto.

            (c) All payments received by any Company Party under or in connection with any Collateral shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Company Party and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary indorsement).

     17 Indemnity and Expenses

            (a) The Company Parties agree jointly and severally to indemnify Secured Party from and against any and all claims, losses and liabilities (including attorneys' fees and appraisal fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), expressly including such claims, losses or liabilities arising out of mere negligence of Secured Party, except claims, losses or liabilities resulting from Secured Party's gross negligence or willful misconduct.

            (b) The Company Parties agree jointly and severally upon written demand to pay to Secured Party the amount of any and all reasonable expenses, including the fees and expenses of its counsel and of any appraisers, experts and agents, which Secured Party may incur in connection with, without limitation, (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of Secured Party hereunder or (iv) the failure by any Company Party to perform or observe any of the provisions hereof. Any payments so made shall be a part of the Secured Obligations, shall be payable upon written demand, and shall bear interest at the interest rate set forth in the Note.

         18 Further Approvals Required. In connection with the exercise by Secured Party of its rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral. Each Company Party hereby agrees to execute, deliver and file, and hereby appoints (to the extent permitted under applicable law) the Secured Party as its attorney upon the occurrence and during the continuation of a Default or Event of Default, to execute, deliver and file on such Company Party's behalf and in such Company Party's name, all applications, certificates, filings, instruments and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in the Secured Party's opinion, to obtain such consents or approvals. Each Company Party further agrees to use its best efforts to obtain such consents or approvals upon and after the occurrence of a Default or Event of Default that is continuing. Each Company Party acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this section and that such failure would not be adequately compensable in damages, and therefore agrees that this section may be specifically enforced.

         19 Cumulative Rights. All rights of Secured Party under the Investment Documents are cumulative of each other and of every other right which Secured Party may otherwise have at Applicable Law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Secured Obligations. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

         20 Modifications; Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Company Party herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         21 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the final payment in full of the Secured Obligations and all amounts payable under this Agreement, (b) be binding upon each Company Party, its successors and assigns, and (c) bind, inure to the benefit of, and be enforceable by Secured Party and its successors, transferees and assigns. Upon any such termination, Secured Party will, at each Company Party's expense, execute and deliver to the Company Parties such documents as the Company Parties shall reasonably request to evidence such termination.

         22 GOVERNING LAW; WAIVER OF JURY TRIAL.

            (a) THIS AGREEMENT AND ALL OTHER INVESTMENT DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE IN LOS ANGELES, CALIFORNIA, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. WITHOUT EXCLUDING ANY OTHER JURISDICTION AND NOT AS A LIMITATION OF SECTION 21, EACH COMPANY PARTY AGREES THAT THE STATE AND FEDERAL COURTS OF CALIFORNIA LOCATED IN CALIFORNIA, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH COMPANY PARTY AND SECURED PARTY HEREBY WAIVE ANY RIGHT THAT EITHER MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER INVESTMENT DOCUMENTS, OR ANY RELATED MATTERS, AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            (b) EACH COMPANY PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. EACH COMPANY PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH COMPANY PARTY AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION 21 SHALL AFFECT THE RIGHT OF SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         23 Secured Party's Right to Use Agents. Secured Party may exercise its rights under this Agreement through an agent or other designee.

         24 No Interference, Compensation or Expense. Secured Party may exercise its rights under this Agreement (a) without resistance or interference by any Company Party except to the extent such Company Party has valid defenses and (b) without payment of any rent, license fee or compensation of any kind to any Company Party.

         25 Waiver. Should any part of the Secured Obligations be payable in installments, the acceptance by Secured Party at any time and from time to time of partial payment of the aggregate amount of all installments then matured shall not be deemed as a waiver of any Default or Event of Default then existing. No waiver of any Default or Event of Default shall be deemed to be a waiver of any other subsequent Default or Event of Default, nor shall any such waiver be deemed to be a continuing waiver. No delay or omission by Secured Party in exercising any right hereunder, or under any other Investment Documents, shall impair any such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right of Secured Party hereunder or under such other agreements.

         26 Waivers by Company Parties. Each Company Party waives notice of the creation, advance, increase, existence, extension, or renewal of, or of any indulgence with respect to, the Secured Obligations; waives presentment, demand, notice of dishonor, and protest; and waives notice of the amount of the Secured Obligations outstanding at any time, notice of any change in financial condition of any other Company Party. Each Company Party waives (a) any claim that, as to any part of the Collateral, a public sale, should Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH SECURED PARTY'S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT SUCH COMPANY PARTY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF SECURED PARTY'S RIGHTS HEREUNDER and (c) all rights of redemption, appraisal or valuation. To the maximum extent permitted by Applicable Law, each Company Party waives all claims, damages, and demands against Secured Party, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention, or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of any such Person. Each Company Party agrees that five days' prior notice by Secured Party to such Company Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.

         27 Other Parties and Other Collateral. No renewal, increase, or extension of or any other indulgence with respect to, the Secured Obligations or any part thereof, no release, exchange, or taking of any security, no release of any Person (including any subsidiary, maker, endorser, guarantor, or surety) liable on the Secured Obligations, no delay in enforcement of payment, no delay or omission or lack of diligence or care in exercising any right or power with respect to the Secured Obligations or any security therefor or guaranty thereof or under this Agreement, and no other circumstance or event which might constitute a defense available to or discharge of any Company Party or any other Person, shall in any manner impair or affect the rights of Secured Party hereunder, under any other Investment Documents, at law, or in equity. Secured Party need not file suit or assert a claim for personal judgment against any Person for any part of the Secured Obligations or seek to realize upon any other security for the Secured Obligations, before foreclosing upon the Collateral for the purpose of paying the Secured Obligations. Each Company Party waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that neither Secured Party nor any secured party shall have any duty or obligation to such Company Party to apply any such other security or proceeds thereof to the Secured

Obligations. Each Company Party hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Secured Obligations or require suit against such Company Party or others.

         28 Notices and Deliveries.

            (a) Manner of Delivery. All notices, communications and materials to be given or delivered pursuant to this Agreement shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice.

            (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers as provided in the Securities Purchase Agreement or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

            (c) Effectiveness. Each notice, communication and any material to be given or delivered to Secured Party or any Company Party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this section and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received.

         29 Parties Bound. This Agreement shall be binding on each Company Party and its successors, assigns, and other legal representatives, and shall bind and inure to the benefit of Secured Party, and its successors and assigns; provided, however, that no Company Party may assign its rights or obligations hereunder without the prior written consent of Secured Party. The rights, powers, and interests held by Secured Party hereunder may be transferred or assigned, in whole or in part, in accordance with the Securities Purchase Agreement.

         30 Definitions. Unless the context indicates otherwise or the terms are otherwise defined herein, definitions in the Uniform Commercial Code apply to words and phrases in this Agreement. The terms "Company Party" or "Company Parties" includes, without limitation, such Person, such Person's heirs, successors and assigns, such Person as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for such Person or all or substantially all of its assets under any Applicable Law.

         31 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Applicable Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

         32 Control. Notwithstanding anything herein to the contrary, this Agreement and the transactions contemplated hereby do not and shall not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership by Secured Party of any Company Party or any issuer of the Collateral, or control, affirmative or negative, direct or indirect, by Secured Party over the management or any aspect of the day-to-day operation of any Company Party or any such issuer, which control remains in such Company Party, each such issuer, and their respective boards of directors, partners and officers (as appropriate); provided, however, that if Secured Party becomes the owner of any partnership interest, or other equity or ownership interest in any entity whether through foreclosure or otherwise, it shall be entitled to exercise such legal rights as it may have by being an owner of such partnership interest or other equity or ownership interest.

         33. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         34. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER INVESTMENT DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. TO THE EXTENT THAT ANY TERM OF THIS AGREEMENT CONFLICTS WITH OR IS CONTRADICTORY TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, THE TERMS OF THE

SECURITIES PURCHASE AGREEMENT SHALL CONTROL.

         35. Reinstatement. The provisions of this Agreement shall remain in full force and effect and continue to be effective even if: (a) any petition is filed by or against any Company Party for liquidation or reorganization; (b) any Company Party becomes insolvent or makes an assignment for the benefit of creditors; (c) a receiver or trustee is appointed for all or any significant part of the assets of any Company Party; or (d) at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored, or returned, the Secured Obligations and Secured Party's Liens in the Collateral shall be reinstated and deemed reduced only by any amount paid and not so rescinded, reduced, restored, or returned.

         36. Termination. Subject to Section 35, and subject to Section 9.15(e) of the Securities Purchase Agreement, this Agreement shall terminate upon termination of the Securities Purchase Agreement and full, final and indefeasible payment of all Obligations of each of the Company Parties thereunder. Upon a Company Party's request, the Purchaser shall within a reasonable time after any such termination execute and deliver to such Company Party (at such Company Party's expense) such documents and instruments as are reasonably necessary to evidence such termination and release of the security interest granted herein on any applicable public record.

         IN WITNESS WHEREOF, the Company Parties and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.


THE COMPANY PARTIES:         THE QUIZNO'S CORPORATION, a Colorado corporation



                             By:
                                ----------------------------------------
                             Title:

                             THE QUIZNO'S ACQUISITION COMPANY, a Colorado corporation



                             By:
                                ----------------------------------------
                             Title:

                             THE QUIZNO'S LICENSING COMPANY, a Colorado corporation



                             By:
                                ----------------------------------------
                             Title:

                             THE QUIZNO'S OPERATING COMPANY, a Colorado corporation



                             By:
                                ----------------------------------------
                             Title:

                             THE QUIZNO'S REALTY COMPANY, a Colorado corporation



                             By:
                                ----------------------------------------
                             Title:

                             QUIZNO'S KANSAS, LLC, a Colorado limited liability company



                             By:
                                ----------------------------------------
                             Title:

                             S&S COMPANY, a Colorado corporation



                             By:
                                ----------------------------------------
                             Title:

                             AMERICAN FOOD DISTRIBUTORS, INC., a Colorado corporation



                             By:
                                ----------------------------------------
                             Title:

                             CIAO B MANAGEMENT, INC., a Colorado corporation



                             By:
                                ----------------------------------------
                             Title:

                             QUIZ-DIA, INC., a Colorado corporation



                             By:
                                ----------------------------------------
                             Title:

                             THE QUIZNO'S FRANCHISE COMPANY, a Colorado corporation



                             By:
                                ----------------------------------------
                             Title:

                                 PURCHASER


                                  LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

                                  By:   LLCP California Equity Partners II,
                                        L.P., a California limited
                                        partnership, its General Partner

                                        By:  Levine Leichtman Capital
                                             Partners, Inc., a California
                                             corporation, its General Partner


                                             By:_______________________________
                                                         Arthur E. Levine
                                                            President

                                   SCHEDULE 1

                              COLLATERAL LOCATIONS


         The Collateral subject to this Agreement is at the following locations:

                                   SCHEDULE 2

                            CHIEF PLACE OF BUSINESS,
                             CHIEF EXECUTIVE OFFICE,
                    LOCATION OF RECORDS RELATING TO ACCOUNTS

                                   SCHEDULE 3

                            TRADENAMES AND TRADEMARKS

                                   SCHEDULE 4

                  BANK ACCOUNTS, INSTRUMENTS AND CHATTEL PAPER


Bank Accounts

Name                       Name in which             Account  Contact
and Address                Account is Held  Purpose  Number   Person
-----------                ---------------  -------  ------   ------


Instruments


Chattel Paper

